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                                                                    Exhibit 3.33

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                    NEW ALLEGHENY LAND HOLDING COMPANY, INC.

      The undersigned officers of New Allegheny Land Holding Company, Inc. hereby set forth and verify the following:

      I. The name of the corporation is New Allegheny Land Holding Company, Inc.

      II. The Articles of Incorporation of the corporation are hereby amended as follows:

            (a) Section II of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                                       II.

            The address of the principal office of said corporation is P. O. Box 310, Mt. Storm, West Virginia 26739.

            (b) Section VIII of the Articles of Incorporation is hereby amended in full to read as follows:

                                      VIII.

            The name and address of the appointed person to whom shall be sent notice or process served upon, or service of which is accepted by, the Secretary of State, is James A. Walls, 2708 Cranberry Square, Morgantown, West Virginia 26505.

      III. The foregoing amendments to the Articles of Incorporation were adopted and approved by unanimous written agreement of the sole shareholder of the corporation
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on February 8, 1997, in lieu of a special meeting, in the manner prescribed by
Section 107, Article 1, Chapter 31 of the Code of West Virginia. The corporation has only one class of stock, the number of shares of which are outstanding and entitled to vote on the said amendments is ten (10). The numbers of shares voted for said amendments was ten (10), and the number voted against said amendments was None (0), by virtue of the aforesaid written agreement of the sole shareholder executed in lieu of a special meeting.

      IV. This amendment does not provide for any exchange, reclassification or cancellation of issued shares, and it does not effect a change in the amount of stated capital of the corporation.

DATED: February 8, 1997

                              NEW ALLEGHENY LAND HOLDING COMPANY, INC.

                              By: /s/ Mark A. Lantz
                                  ------------------------------------
                                  Mark A. Lantz
                                  President

                              By: /s/ Michael M. Matesic
                                  ------------------------------------
                                  Michael M. Matesic
                                  Secretary


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STATE OF WEST VIRGINIA,
COUNTY OF Monongalia, to-wit:

            I, Kimberly Lynn Morehead, a Notary Public, do hereby certify that on this 8th day of December, 1997, personally appeared before me Mark A. Lantz, who, being by me first duly sworn, declared that he is the President of New Allegheny Land Holding Company, Inc., that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.


                                          /s/ Kimberly Lynn Morehead
                                          --------------------------------
                                          Notary Public

         OFFICIAL SEAL
     KIMBERLY LYNN MOREHEAD
     R.D. 1, BOX 19, LOT 6
   CORE, WEST VIRGINIA 26529
"COMMISSIONER FOR WEST VIRGINIA"

      /s/ My Commission Expires on: October 9, 2005

The foregoing Articles of Amendment were prepared by the Firm of Spilman, Thomas & Battle, P. O. Box 273, Charleston, West Virginia 25321-0273.


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

                            ARTICLES OF INCORPORATION
                                       OF
                    NEW ALLEGHENY LAND HOLDING COMPANY, INC.

      The undersigned, acting as incorporator of a corporation under and pursuant to Section 27, Article 1, Chapter 31 of the Code of West Virginia, adopts the following Articles of Incorporation for such corporation, FILED IN
DUPLICATE:

                                       I.

      The undersigned agrees to become a corporation by the name of: NEW ALLEGHENY LAND HOLDING COMPANY, INC.

                                       II.

      The address of the principal office of said corporation will be Rt. 42, South, Mt. Storm, Grant County, West Virginia 26739. Its mailing address will be P.O. Box 307, Mt. Storm, West Virginia, 26739. Its chief works will be located in Grant County, West Virginia.

                                      III.

      The objects, powers and purposes for which this corporation is formed are as follows:

      1. To buy, sell, lease, develop and otherwise deal in real estate transactions and investment properties.

      2. To buy, sell, trade and deal in all fixtures, equipment, and real and personal properties of all kinds relating to the foregoing purposes.


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      3. To purchase, take, own, hold, deal in, mortgage, or otherwise encumber, and to lease, sell, exchange, transfer, or in any manner whatsoever dispose of, real and personal property of any kind and nature, wheresoever situate, in connection with the other purposes of the corporation;

      4. To borrow money in connection with the operation of the corporation and its other purposes, and to assign, mortgage, pledge or give as security for any such loan.

      5. To engage in any other business, trade, occupation or profession or activity permitted to general business corporations for profit by the laws of the State of West Virginia.

      6. To have all general corporate powers and rights enumerated in Section 8 of Article 1 of Chapter 31 of the West Virginia Code, as amended, as if such rights were more fully set out herein.

      7. To do and perform every other act and thing not inconsistent with law which may at any time seem to the Board of Directors of this corporation to be directly or indirectly appropriate to promote, attain or exercise all the objects, purposes and powers set forth in this Agreement and conferred by law.

      The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this Articles of Incorporation; and the objects and purposes specified in each of the foregoing clauses of the article shall be regarded as independent objects and purposes.


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                                       IV.

      The amount of the total authorized capital stock of said corporation shall be Five Thousand and No/100 ($5,000.00) Dollars, which shall be divided into fifty (50) shares with a par value of One Hundred ($100.00) Dollars per share.

                                       V.

      The full name and address of the incorporator is James R. Christie, P.O. Box 2142, Charleston, West Virginia 25328.

                                       VI.

      The existence of this corporation is to be perpetual.

                                      VII.

      The number of directors constituting the initial board of directors of the corporation is two, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and shall qualify, are:

                  NAME                                ADDRESS

            1.  John R. Kortas                  P.O. Box 307
                                                Mt. Storm, WV  25739

            2.  Janey H. Kortas                 234 Maple Del Lane
                                                Oakland, MD  21550

                                      VIII.

      The name and address of the appointed person to whom notice or process may be sent: John R. Kortas, P.O. Box 307, Mt. Storm, West Virginia 26739.


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                                       IX.

      Provisions limiting preemptive rights are:  None.

      This Articles of Incorporation is prepared by: James R. Christie, Attorney at Law, P.O. Box 2142, Charleston, WV 25328-2142.

      The undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do hereby make and file this "Articles of Incorporation."


                                    /s/ James R. Christie
                                    -------------------------------------
                                                JAMES R. CHRISTIE

STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, TO-WIT:

      I, D. Brooks Hall, a Notary Public, in and for the county and state aforesaid, hereby certify that JAMES R. CHRISTIE, whose name is signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said county and acknowledged their signatures.

      Date this 8th day of January, 1997

                                                      OFFICAL SEAL
                                                     NOTARY PUBLIC
                                                 STATE OF WEST VIRGINIA
                                                     D. BROOKS HALL
                                                   ROUTE 1, BOX 275H
                                                    WESTON, WV 26452
                                        My Commission Expires September 27, 2002

      My commission expires:        9/27/02
                            -------------------


                                    /s/ D. Brooks Hall
                                    -------------------------------------
                                            Notary Public


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